                                                                   Exhibit 10(b)


                              THE GILLETTE COMPANY
                           STOCK EQUIVALENT UNIT PLAN
                       (AS AMENDED THROUGH DECEMBER 1999)

1. PURPOSE. The purpose of the Stock Equivalent Unit Plan is to provide an incentive and reward to key salaried employees of The Gillette Company and its subsidiaries who can make substantial contributions to the success of the business. To that end, the Plan provides an opportunity for such key salaried employees to participate in that success through awards of stock equivalent units, subject to the conditions set forth in the Plan.

2. DEFINITIONS. Unless the context otherwise requires, the following words have the following meanings for purposes of the Plan.

2.1 Basic stock unit - A stock equivalent unit awarded to a participant pursuant to Section 4.2.

2.2 Committee - The Personnel Committee established by the Board of Directors of the Company.

2.3 Company - The Gillette Company, a Delaware corporation.

2.4 Disability - Mental or physical disability, either occupational or non-occupational in cause, which, in the opinion of the Committee, on the basis of medical evidence satisfactory to it, prevents the employee from engaging in any occupation or employment for wage or profit and is likely to be permanent.

2.5 Dividend equivalent unit - A stock equivalent unit which is credited to a participant's account as the result of conversion of amounts credited to the account in respect of dividends, as provided in Section 5.2.

2.6 Employee - Any person, whether or not an officer or director of the Company or any subsidiary, who is regularly employed by the Company or a subsidiary on a salaried full-time basis, or who, under conditions approved by the Committee, is regularly employed by the Company or subsidiary on a salaried part-time basis.

2.7.1 Maturity date (with respect to awards made on or before 12/31/83) - When used with respect to an award, March l5 of the tenth calendar year following the calendar year in which the award was made.

2.7.2 Maturity date (with respect to awards made after 12/31/83) - When used with respect to an award, March 15 of the seventh calendar year following the calendar year in which the award was made.

2.8 Normal retirement date - In the case of any participant, the date established by his employer as his normal retirement date (or, if no such plan is maintained by his employer, the normal retirement date prescribed under The Gillette Company Retirement Plan).

2.9 Plan - The Stock Equivalent Unit Plan set forth herein, as from time to time amended.

2.10 Share - A share of the Company's common stock as the same is constituted from time to time.

2.11 Stock equivalent unit - A measure of value equal in amount to the value of one share at the time of reference.

2.12 Subsidiary - Any corporation in which the Company owns, directly or indirectly, stock possessing fifty percent or more of the total combined voting power of all classes of stock or over which the company has effective operating control.

2.13(A) Total credits - When used with respect to an individual account, the sum of (a) the excess, if any, of (i) the value of that number of shares which is equal to the number of basic stock units credited to the account in respect of awards in designated years, after adjustment for any prior payments, over (ii) the value on the date of the respective awards of that number of shares which corresponds, after adjustment for stock splits, stock dividends and similar capital changes, to the number of basic stock units referred to in (i), except that for awards made after 12/31/78, the amount of the excess cannot exceed an amount equal to the value on the date of the respective awards of that number of shares which corresponds, after adjustment for stock splits, stock dividends and similar capital changes, to the number of basic stock units referred to in (i), plus (b) the value of that number of shares which is equal to the number of dividend equivalent units then credited to the account in respect of such awards plus (c) any amounts then credited to the account based on dividend payments attributable to such awards which have not been converted into dividend equivalent units.

2.14 Value - When used with respect to a share:

(a) On the date of an award of basic stock units, the average of the reported high and low sales prices of the shares as quoted on a composite basis;

(b) For purposes of converting dividend credits into dividend equivalent units, the average of the reported closing prices of the shares as quoted on a composite basis on the last business day of the months of December, January, and February immediately preceding the March l5 on which such conversion occurs;

(c) For purposes of determining the amount payable in respect of an interest which becomes vested or for purposes of determining the amount payable, in cases not covered by (d) or (e) below, in respect of an interest which previously became vested, the average of the reported closing prices of the shares as quoted on a composite basis on the last business day of the twelve calendar months immediately preceding the March l5 on which such vesting occurs or the month in which such payment becomes payable;

(d) For purposes of determining the amount payable to a terminating participant or to the estate of a deceased participant, the average of the reported closing prices of the shares as quoted on a composite basis on the last business day of the twelve calendar months immediately preceding the month in which the participant's employment terminates or the participant dies or the twelve consecutive calendar months including and ending with that month if such termination or death occurs on or after the last business day of that month;

(e) For purposes of determining the amount payable with respect to an award on or after the maturity date thereof, the average of the reported closing prices of the shares as quoted on a composite basis on the last business day of the twelve calendar months immediately preceding such maturity date.

2.15 Change of Control - The occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this Section, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company,
(ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of Subsection (c) below;

(b) Individuals who, as of December 16, 1999, constitute the Board of Directors (the "Board") of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c) Consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.16 Change of Control Severance Program - With respect to any participant, the Company's Change of Control Severance Program for Key Executives, Change of Control Severance Program for Exempt Employees or Change of Control Severance Program for Non-Exempt Employees under which such participant is eligible to participate in the event of a Change of Control, or the individual Employment Agreement between the participant and the Company the severance provisions of which become operative in the event of a Change of Control.

3. ADMINISTRATION.

3.1 The Plan shall be administered by the Personnel Committee heretofore established by the Board of Directors of the Company no member of which shall be an employee of the Company or of any subsidiary. The Committee shall have authority, not inconsistently with the Plan, (a) to determine which of the eligible employees of the Company and its subsidiaries shall be awarded basic stock units; (b) to determine the times when basic stock units shall be awarded and the number of basic stock units to be awarded to each participant; (c) to determine the time or times when amounts may become payable with respect to stock equivalent units within the limits provided in the Plan; (d) to prescribe the form of the instruments evidencing any basic stock units awarded under the Plan (which forms need not be identical); (e) to adopt, amend and rescind rules and regulations for the administration of the Plan and the stock equivalent units and for its own acts and proceedings; and (f) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all parties concerned.

3.2 The maximum number of basic stock units which may be awarded under the Plan is 41,400,000 subject to adjustment as determined by the Committee in event of a dividend payable in shares, a stock split or a combination of shares. No basic stock units may be awarded under the Plan after April 18, 2002.

4. PARTICIPATION.

4.1 The participants in the Plan shall be such key salaried employees as may be selected from time to time by the Committee. Directors who are not employees shall not be eligible. The employees to whom basic stock units are awarded at any time may include employees to whom basic stock units were previously granted under the Plan.

4.2 Awards of basic stock units shall be made from time to time by the Committee in its discretion. In addition, with respect to any award, the Committee shall have discretion to provide that all or any portion of that award shall be contingent on achievement by the participant or by any unit or units of the Company of any performance goal or goals over any period or periods of time ending before March 15 of the third year following the date of the award. Notwithstanding the above, the Committee may not award more than 100,000 basic stock units to any participant in any calendar year subject to adjustment as provided under Section 8.3.

5. INDIVIDUAL ACCOUNTS.

5.1 The Committee shall maintain a separate account for each award made under the Plan. Each such account shall show the information necessary to compute the participant's total credits in respect of each award, including the number of basic stock units awarded to the participant, the value of an equal number of shares on the date of the award, the amount credited to the account in respect of dividends, as provided below, the number of dividend equivalent units credited to the account and details as to any payments under the Plan which are deducted from the account.

5.2 Whenever the Company pays a dividend (other than a stock dividend) upon its outstanding common stock, there shall be credited to the separate account for each award a dollar amount equal to the value of such dividend per share multiplied by the number of stock equivalent units credited to the account on the record date for such dividend. However, no such credits shall be made with respect to any award after the maturity date thereof or after the date on which the participant ceases to be an employee. As of March 15 in each year the aggregate of the amounts so credited to the account since the prior March 15 shall be converted into a number of dividend equivalent units by dividing such aggregate by the value of a share.

5.3 In the event of a dividend payable in shares, or in the event of a stock split or combination of shares, the Committee shall make a corresponding change in the number of basic stock units and dividend equivalent units then credited to the account.

5.4 On the maturity date of an award, the total amount payable with respect to such award shall become a fixed amount which will not change thereafter except that the Committee may provide for the payment of interest beginning at maturity on amounts whose payment is deferred to a date thereafter. Such fixed amount shall be the total credits in respect of such award on such maturity date.

5.5 Whenever a payment is made under the Plan to a participant with respect to any award, there shall be a corresponding reduction in the number of stock equivalent units and other amounts credited to the participant's account in respect of such award, or in the case of a payment after maturity date or after the date on which the participant ceases to be an employee, in the amount then credited to the account. A similar reduction shall be made if a participant forfeits any portion of his interest in any awards.

6. PAYMENT.

6.1 Payments to a participant under the Plan may be made from time to time when segments of his total credits in respect of an award become vested, or payment may be deferred, all in accordance with rules established from time to time by the Committee.

6.2.1 With respect to awards made on or before 12/31/83 fifteen percent of the total credits in respect of an award shall become vested on March 15 of the fourth calendar year following the calendar year of the award, an additional fifteen percent thereof (or, in cases of vesting after one or more prior payments under Section 6.3, the applicable vesting percentage thereof as provided below) shall become vested on March 15 of the fifth, sixth, seventh, eighth, and ninth calendar years following the calendar year of the award, and any unvested balance thereof shall become vested on the maturity date of such award.

6.2.2 With respect to awards made after 12/31/83 twenty percent of the total credits in respect of an award shall become vested on March 15 of the third calendar year following the calendar year of the award, an additional twenty percent thereof (or, in cases of vesting after one or more prior payments under Section 6.3, the applicable vesting percentage thereof as provided below) shall become vested on March 15 of the fourth, fifth, and sixth calendar years following the calendar year of the award, and any unvested balance thereof shall become vested on the maturity date of such award.

6.2.3 Such vesting as described above shall occur only if the participant is an employee on the date of vesting and has been an employee continuously since the date of the award. The total credits in respect of all awards not at that time subject to any contingency pursuant to Section 4.2 shall become fully vested if the participant, while an employee, dies, incurs a disability, retires prior to his normal retirement date with the consent of the Company and under conditions approved by the Committee, or retires on or after his normal retirement date, and the total amount payable with respect thereto shall become a fixed amount which will not change thereafter, except that the Committee may provide for the payment of interest on amounts whose payment is deferred to a date thereafter. If the employment of a participant terminates as a result of the merger, sale or other absorption or termination of operations of a subsidiary or a division, all credits in respect of any such participant's award not at that time subject to any contingency pursuant to Section 4.2 may become vested if the Committee, in its sole discretion, determines such action to be in the best interests of the Company, and the total amount payable with respect thereto shall become a fixed amount which will not change thereafter, except that the Committee may provide for the payment of interest on amounts whose payment is deferred to a date thereafter. In connection with the determination of any participant's vested rights under this Paragraph 6.2.3, the Committee may retroactively remove any contingency in effect pursuant to Section 4.2. Notwithstanding the above, if a participant retires prior to his normal retirement date but after the occurrence of a

Change of Control, the consent of the Company shall not be required and all credits and all contingencies with respect to the awards of such participant shall become fully vested.

6.2.3.1 In the event of a Change of Control, all contingencies then in effect pursuant to Section 4.2 shall be automatically removed and the total credits in respect of all awards of a participant shall become fully vested upon the participant's termination of employment within two years of the Change of Control under circumstances entitling the participant to separation benefits under the Change of Control Severance Program (or, in the case of a participant whose designated home country is other than the United States, under circumstances that would have entitled the participant to separation benefits under the Change of Control Severance Program if such participant's designated home country was the United States). The aggregate amount of such awards shall be payable in accordance with the participant's payment election made in accordance with Section 6.3, unless prior to the Change of Control the participant had provided in such election for its revocation in the event of a Change of Control in which event payment of such awards shall be made as soon as practicable following the Change of Control.

6.2.3.2 Notwithstanding any other provision of this Plan, (a) upon an employer-initiated termination of employment of a participant pursuant to the Restructuring Plan approved by the Board of Directors of the Company at its meeting on December 18, 1986, or the Reorganization Plan approved by the Board of Directors of the Company at its meeting on December 14, 1989, the Realignment Plan and Parker Integration Plan approved by the Board of Directors at its meeting held on January 7, 1994 or the Realignment Program approved by the Board of Directors at its meeting held on September 28, 1998, or (b) upon the sale or other disposition of the unit, division or subsidiary in which a participant is employed pursuant to the Restructuring Plan approved by the Board of Directors of the Company at its meeting on December 18, 1986, the Reorganization Plan approved by the Board of Directors of the Company at its meeting on December 14, 1989 or the Reorganization and Realignment Program approved by the Board of Directors at its meeting held on September 28, 1998, which sale or other disposition results in the participant no longer being employed by the Company or any of its subsidiaries, or (c) upon the sale of the Jafra Cosmetics business pursuant to a certain Acquisition Agreement dated January 26, 1998 ("Jafra Sale") where a participant either (i) continues to be employed by Jafra immediately following the Jafra Sale or (ii) is terminated from the employment of the Company or any of its subsidiaries as a direct result of the Jafra Sale, all contingencies then in effect pursuant to Section 4.2 shall be automatically removed except with respect to contingencies which expire on February 19, 1987. Further, in such event, the total credits in respect of all awards of a participant for which no contingencies remain in effect shall become fully vested and the amount of such awards shall be fixed and payable. With respect to awards or segments of awards which become vested under this Subparagraph or any other award or segment thereof which becomes payable by reason of the participant's termination of employment, the participant may elect to receive such awards upon termination of employment or may, prior to the date participant's employment with the Company or any subsidiary terminates, elect to defer such award in accordance with the provisions of Paragraph 6.2.3 and rules established from time to time by the Committee. Notwithstanding the above, the removal of contingencies and the granting of vesting and deferral rights provided for in this Subparagraph 6.2.3.2 shall serve as partial consideration for a settlement of all claims and disputes which the participant may have against the Company, its subsidiaries, employees and agents and shall be subject to the execution by the participant of a release and settlement agreement in a form to be prescribed by the Committee.

6.2.4 In order to make proper adjustment for any previous payments under Section 6.3, the applicable vesting percentage to be used in computing vested segments under the foregoing provisions of this Section 6.2 and in computing the amount of a payment under Section 6.3 or Section 6.4 shall be determined as follows:

(a) In computing such vested segment or the amount or a payment under Section
6.3 for awards made prior to 12/31/83, the applicable vesting percentage to be applied to the total credits in respect of a particular award shall be equal in value to a fraction whose numerator is fifteen (or ten in the case of the final vested installment) and whose denominator is (i) 100 minus (ii) fifteen multiplied by the number of vested segments previously paid to the participant under Section 6.3. Payment of each vested segment shall be considered a separate payment.

(b) In the case of a payment under Section 6.4 for awards made prior to 12/31/83, the applicable vesting percentage to be applied to the total credits in respect of a particular award shall be equal in value to a fraction whose numerator is (i) fifteen multiplied by the number of segments of the award which have become vested in accordance with the foregoing provisions prior to the date on which the participant ceases to be an employee (but not more than 100) minus
(ii) fifteen multiplied by the number of vested segments previously paid to the participant under Section 6.3, and whose denominator is 100 minus (ii) above.

(c) In computing such vested segment or the amount or a payment under Section
6.3 for awards made after 12/31/83, the applicable vesting percentage to be applied to the total credits in respect of a particular award shall be equal in value to a fraction whose numerator is twenty and whose denominator is (i) 100 minus (ii) twenty multiplied by the number of vested segments previously paid to the participant under Section 6.3. Payment of each vested segment shall be considered a separate payment.

(d) In the case of a payment under Section 6.4 for awards made after 12/31/83, the applicable vesting percentage to be applied to the total credits in respect of a particular award shall be equal in value to a fraction whose numerator is
(i) twenty multiplied by the number of segments of the award which have become vested in accordance with the foregoing provisions prior to the date on which the participant ceases to be an employee (but not more than 100) minus (ii) twenty multiplied by the number of vested segments previously paid to the participant under Section 6.3, and whose denominator is 100 minus (ii) above.

6.3 Prior to any date on which a participant is to acquire a vested interest or additional vested interest in the total credits in respect of an award, the participant shall make an election, at the time and in a manner specified by the Committee, as to the time when payment is to be made of the segment or segments of such total credits which may become vested on such date. The participant may elect (a) to receive payment within a reasonable time after such date, or (b) to defer payment in accordance with rules established from time to time by the Committee, and in the absence of an affirmative deferral election shall be deemed to have elected payment in accordance with the preceding clause (a). When making such deferral election, the participant may provide for the revocation of all such deferral elections in the event of a Change of Control and for the payment by the Company of all such deferred amounts as soon as practicable following the Change of Control.

6.4 If a participant ceases to be an employee for any reason not specified in
Section 6.2, his vested interest in respect of each award shall thereupon become a fixed amount which will not change thereafter. Such fixed amounts shall be determined by multiplying the total credits in respect of each award on the date of termination of employment by the applicable vesting percentage. The participant shall thereupon forfeit his interest in any amounts then credited to his account to the extent his interest has not become vested. Payment of vested interests shall be made in accordance with rules established from time to time by the Committee.

6.5 If a participant dies prior to termination of his employment, an amount equal to his total credits in respect of all awards not subject to any contingency pursuant to Section 4.2 shall be paid to his executor or administrator or as otherwise provided by law valued as of the date of death.

6.6 All payments will be made in cash and will be subject to any required tax withholdings.

7. AMENDMENT AND TERMINATION.

7.1 The Board of Directors of the Company, or the Personnel Committee of the Board of Directors if and to the extent authorized, may at any time amend the Plan for the purposes of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may be permitted by law, except that neither the Board of Directors nor the Personnel Committee of the Board of Directors may, without the approval of the stockholders of the Company, increase the maximum number of basic stock units that may be awarded under the Plan or increase the time within which basic stock units may be awarded, as provided in Section 3.2, or extend the maturity date of an award beyond March 15 of the tenth calendar year following the calendar year in which the award was made. Notwithstanding the above, in the event of a Change of Control, no amendment to the Plan which provides for prospective Plan benefits and other terms and conditions any less favorable to Plan participants than those which existed prior to the amendment shall be effective unless it provides that all contingencies which are then in existence be removed and all awards which are unvested prior to such amendment shall become immediately vested and payable in accordance with Subparagraph 6.2.3.1.

7.2 The Board of Directors of the Company may terminate the Plan at any time except that after a Change of Control such Plan may not be terminated without providing that all contingencies then in existence shall be removed and all unvested awards shall become immediately vested and payable in accordance with Subparagraph 6.2.3.1.

7.3 No such amendment or termination shall adversely affect the rights of any participant (without his consent) under any award previously made or, after the happening of any event in connection with or in anticipation of a Change of Control that actually occurs, deprive a participant of a benefit or right which becomes operative upon a Change of Control.

8. MISCELLANEOUS.

8.1 The interest under the Plan of any participant, his heirs or legatees shall not be alienable by the participant, his heirs or legatees by assignment or any other method and shall not be subject to being taken by his creditors by any process whatsoever.

8.2 The Plan shall not be deemed to give any participant or employee the right to be retained in the employ of the Company or any subsidiary nor shall the Plan interfere with the right of the Company or any subsidiary to discharge any employee at any time.

8.3 In the event of a stock dividend, split-up or combinations of shares, recapitalization for merger in which the Company is the surviving corporation or other similar capital change, the number and kind of shares of stock or securities of the Company to be used as a basis for granting awards under the Plan, the units then outstanding or to be granted thereunder, the maximum number of basic stock units which may be granted, the unit value and other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be binding on all persons. In the event of a consolidation or a merger in which the Company is not the surviving corporation or complete liquidation of the Company, all outstanding basic stock units and dividend equivalent units shall thereafter accrue no further value, provided that at least twenty days prior to the effective date of any such consolidation or merger, the Board of Directors shall either (a) make all outstanding basic units and dividend equivalent units immediately vested and payable, or (b) arrange to have the surviving corporation grant replacement units to the participants.


DECEMBER 1999